EXHIBIT ONE
                              CONSULTING AGREEMENT

Carter  A.  Beavers
1104  Sepulveda  Boulevard  #125
Manhattan  Beach,  CA  90266
Tel:  (310)  764-4502

                              CONSULTING AGREEMENT


     This Consulting Agreement entered into as of this day, on this 15th day of March 1999 between Global Telemedia International, Inc, the Client/ Payer, together with his company and parent company, subsidiary or affiliate hereinafter collectively referred to as "Company" request the assistance of Carter A. Beavers the Consultant/ Payee, together with any parent subsidiary or affiliate hereinafter collectively referred to as "consultant."

     WHEREAS, the Company has retained the Consultant to perform management advisory and other services required: and

     WHEREAS,  the  Consultant has expertise in providing the services required;
and

     WHEREAS, the Company and Consultant hereby agree on the terms and conditions herein.

     NOW THEREFORE, in consideration of the mutual promises contained herein, and for good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Engagement: The Company engages the Consultant to render management relations services to the Company and the Consultant agrees to provide such services as provided in this Agreement.

2. Fees: As full consideration for the services rendered the Consultant shall be paid $750,000.00 cash or equivalent value in stock payable in advance at $250,000 over the three year term.

3. Duties of Consultant: The Consultant agrees to provide the following services to the Company.

   a. To use their best efforts in arranging and/ or introducing the Company to a Broker/ dealers and Investment Bankers, with terms acceptable to the Company.
   b. To assist the company in developing targets for mergers and acquisitions that may be needed now and/ or in the future for its requirements and to offer financial advise when requested by the Company.


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  Initial:  CB     Date:  3/15/99  1.    Initial:  JBS          Date:  3/17/99
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   c.  To  assist  the  Company  in  establishing  its  marketing goal and their implementation  when  requested  by  the  Company.
   d. If requested by the Company of consultant, to provide general advise concerning marketing or and for the betterment of the Company's endeavors.

4. Duties of Company: The Company shall provide the Consultant with access to as appropriate, the necessary financial statements and information which shall be used for the sole purposes of evaluating Company sources known to the Consultant, and shall not at any time be used in any manner, for any other purpose.

5. Confidentiality: The Consultant acknowledges that some or all of the information it receives form the Company or its agents, will be material non-public information. The Consultant, its officers, employees and agents agree to hold such information in strict confidence and not use such information except in accordance with the duties pursuant to this agreement.

6. Circumvention and Late Penalty: If Company circumvent consultant and enter into a business relationship with any Prospect contact of Consultant then
Company  shall  owe  Consultant  and original agreed fee plus (10%) ten percent.

If the agreed fees are more that 30 days late then the company will pay one and one half percent (1.5%) per month on the unpaid balance of the total fees owed to Consultant. The Company may disclose information concerning Prospect to professional advisor, such as attorneys or accountants, but must establish that such agents know that they are bound by the Company's contractual obligations and convenants contained herein.

7. Terms of Agreement: The term of this Agreement shall begin at the signing and execution date of this Agreement for a period of three years and will automatically renew unless terminated by either party in writing during the third year. The Company agrees that during the term of this Agreement, Consultant shall be its agent for the purpose stated herein.

8. Severablility: In the event any parts of this Agreement are found to be void, the remainig provisions of this Agreement shall, nevertheless, be binding with the same effect as through the void part(s) were deleted.



  Initial:  CB     Date:  3/15/99  1.    Initial:  JBS          Date:  3/17/99
           ----          ---------                -----               ---------


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9.  Counterparts:  This  Agreement  may be executed on one or more Counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. The execution of this Agreement may be actual or facsimile signature.

10. Arbitration: Any controversy, disputes or claim arising out of or relating to this Agreement, or interpretation application, implementation breach or enforcement which the parties are unable to resolve by mutual agreement shall be settled by submission by either party of the controversy, claim or dispute to binding arbitration in Los Angeles County, California before a single arbitrator in accordance with the rules of the American arbitration Association then in effect. In any such arbitration proceeding the parties agree to provide all discovery deemed necessary by the arbitrator. The decision and award made by the arbitrator shall be final, binding and conclusive on all parties hereto for all purposes, and judgment may be entered thereon in any court having, jurisdiction thereof.

11. Benefit: This Agreement shall be binding upon and insure to the benefit to the parties hereto and their legal representatives, successors and assign.

12. Notices and Addresses: All notices, offers, acceptance and any other acts under this Agreeement (except payment) shall be in writing, and shall be sufficiently given if delivered to the addresses in person, by Federal Express or similar receipt delivery, by facsimile delivery or , if mailed, postage prepaid, certified mail, receipt requested, as follows:

                     Company  Name:  _________________________________
                     By:  ____________________________________________
                          ____________________________________________
                          ____________________________________________

or to such other address as either of then, by notice to the other may designate form time to time. The transmission confirmation receipt from the sender's facsimile machine shall be conclusive evidence of successful facsimile delivery. Time shall be counted to, or from, as the case may be, the delivery in person or by mailing.



  Initial:  CB     Date:  3/15/99  1.    Initial:  JBS          Date:  3/17/99
           ----          ---------                -----               ---------



13. Attorney's Fees: In the event that there is a controversy or claim arising out of or relating to this Agreement, or to the interpretation, breach or enforcement thereof , and any action or proceeding is commenced to enforce the provisions of this Agreement, the prevailing party shall be entitled to attorney fees including the fees on appeal, cost and expenses.


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14.  Governing  Law:  This  Agreement  and any disputes, disagreements, issue of construction or interpretation arising hereunder whether relating to its execution, validity, obligations provided or performance therein shall be governed or interpreted according to the laws of the State of California.

15. Oral Evidence: This Agreement constitutes the entire Agreement between the parties and supersedes all prior oral and written agreements between the parties hereto and respect of the subject matter hereof. Whether this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, except by a statement in writing signed by the party or parties against which enforcement or the change, waiver, discharge or termination is sought.

IN  WITNESS  WHEREOF:   The  parties  have executed this Consulting Agreement as
of  the  date  set  forth  above.



GLOBAL  TELEMEDIA  INTERNATIONAL,  INC          Carter  A.  Beavers
--------------------------------------          -------------------
Company:                                        Consultant:

Jonathon  Bentley  Stevens                      -----------------------------
--------------------------
By:

President
--------------------------------------
Title:

Date:  3/17/99                                  Date:  3/15/99
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